SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 11, 2004

                           AMERICAN VANTAGE COMPANIES
             (Exact Name of Registrant as Specified in its Charter)


            Nevada                      0-10061                 04-2709807
----------------------------     ------------------------      -------------
(State or other Jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)


4735 S. Durango Dr., Suite #105, Las Vegas, Nevada                89147
--------------------------------------------------                -----
    (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (702) 227-9800

Item 12. Results of Operations and Financial Conditions.

      On August 11, 2004, American Vantage Companies (the "Company") issued a press release reading as follows:

        AMERICAN VANTAGE COMPANIES REPORTS SECOND QUARTER PERIOD RESULTS

LAS VEGAS, NEVADA AND SANTA MONICA, CALIFORNIA, AUGUST 11, 2004 --- American Vantage Companies (NASDAQ:AVCS) today announced the results of its operations for the three and six months ended June 30, 2004, as well as other recent
Company developments. For the three and six months ended June 30, 2004 the Company's net loss totaled $1,709,000 and $349,000, compared to a net loss of $212,000 and $156,000 for the comparable 2003 periods. The Company's net loss for basic and diluted earnings per share for the three and six months ended June 30, 2004 was $0.30 and $0.06, compared to $0.04 and $0.03 for the three and six months ended June 30, 2003.

Ronald J. Tassinari, Chairman and CEO, said, "While strengthening existing divisional revenue streams and developing new revenue streams is and will continue to be a priority, this quarter has been particularly focused on post-acquisition restructuring and related cost efficiencies. From February through June, we have reduced staffing levels from approximately 90 personnel to approximately 60 personnel. In addition, we are continuing to consolidate insurance policies, leased rental offices, telecommunication and internet systems and other general and administrative expenses. We believe that such integration activities will be incurred through calendar year 2004."

American Vantage Media Corporation ("AVMC") Divisional Highlights:

Filmed Entertainment

Through June 2004, the Filmed Entertainment division has premiered five cinematic releases: "Seducing Doctor Lewis," "29 Palms," "Crimson Gold," "Strayed" and "Father & Son." Future cinematic releases include Jonathan Caouette's "Tarnation" and Vincent Gallo's "The Brown Bunny." "Tarnation," an entrant in the 2004 Sundance Film Festival which also was screened at the Director's Fortnight section of the 2004 Cannes Film Festival, has been invited to be screened at the 2004 Toronto International Film Festival. "The Brown Bunny," which screened at the 2003 Toronto International Film Festival, received the Fipresci International critics prize at the 2003 Viennale fest.


The Filmed Entertainment division also derives DVD and VHS revenues from the distribution of its film library through catalog sales and to national and local retailers.

During the three months ended June 30, 2004, the Filmed Entertainment division revenues totaled $3,701,000, with a net loss of $1,177,000 and a negative EBITDA of $612,000.

Branded Content

During the three months ended June 30, 2004, the Branded Content division derived revenues primarily from its $1.2 million MasterCard agreement for development and production fees of a television program. For the three and six months ended June 30, 2004, the branded content division revenues totaled $1,045,000 and $1,805,000.

Film and TV Production

During the three months ended June 30, 2004, the Film and TV Production division derived revenues of $81,000 primarily from its overhead agreement with Warner Bros. TV and co-production fees generated from FOX Broadcasting's television series, "The O.C."

American Vantage Companies - Other Revenues - Highlights:

Las Vegas Border Grill Restaurant

The Las Vegas Border Grill Restaurant again recognized record quarterly sales of $2,157,000 for the three months ended June 30, 2004, as compared to the previous record sales of $1,935,000 for the three months ended March 31, 2004 and as compared to $1,770,000 for the three months ended June 30, 2003. Accordingly, income from the Company's unconsolidated investment in the Border Grill Restaurant increased to $407,000 for the three months ended June 30, 2004 from $285,000 for the three months ended June 30, 2003. In addition, during the three months ended June 30, 2004 and 2003, the Company received capital distributions from the Border Grill totaling $487,000 and $250,000, respectively.

The Company continues to pursue potential synergistic merger and acquisitions, partnerships, joint ventures and strategic alliances which are in various stages of discussion, negotiation and/or due diligence.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Such statements and all phases of American Vantage Companies' operations are subject to known and unknown risks, uncertainties and other factors, including overall economic conditions and other factors and uncertainties as are identified in American Vantage Companies' Form 10-KSB for the year ended July 31, 2003, Form 10-QSB for the quarter ended October 31, 2003, transition Form 10-QSB for the two months ended December 31, 2003, Forms 8-K and Forms 8-K/A's (Dates of Forms 8-K and 8-K/A Reports: December 31, 2003, February 4, 2004 and June 2, 2004). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. American Vantage Companies' actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is presented because it is used as a performance measure to analyze the performance of our business segments and because we believe it is frequently used by analysts, investors and in the evaluation of companies in our industry. However, other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or a measure of liquidity or as an alternative to net income or as an indicator of operating performance or any other measure of performance derived in accordance with generally accepted accounting principles.

Following is a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated in accordance with generally accepted accounting principles as well as certain Regulation G disclosures.

The following table reconciles the AVMC Filmed Entertainment's EBITDA to net loss:

                                                              Three Months
                                                                 Ended
                                                             June 30, 2004
                                                              -----------
      Net Loss                                                $(1,177,000)
      Add:

            Amortization of programming rights library            491,000

            Interest expense                                       46,000

            Depreciation                                           28,000
                                                              -----------

      Filmed Entertainment EBITDA                             $  (612,000)
                                                              ===========


CONSOLIDATED STATEMENTS OF OPERATIONS HIGHLIGHTS  (unaudited)

                                                        Three Months Ended             Six Months Ended
                                                   ---------------------------   ---------------------------
                                                     June 30,        June 30,     June 30,         June 30,
                                                      2004             2003          2004            2003
                                                   -----------     -----------   -----------     -----------
Sales and services revenues                        $ 4,827,000     $   466,000   $ 8,695,000     $   466,000
                                                   ===========     ===========   ===========     ===========
Gross profit                                       $ 1,597,000     $   273,000   $ 3,354,000     $   273,000
                                                   ===========     ===========   ===========     ===========
Selling, general and administrative                $ 4,519,000     $   851,000   $ 7,967,000     $ 1,125,000
                                                   ===========     ===========   ===========     ===========
Gain on sale of land                               $        --     $        --   $ 3,423,000     $        --
                                                   ===========     ===========   ===========     ===========
Net loss                                           $ 1,709,000     $   212,000   $   349,000     $   156,000
                                                   ===========     ===========   ===========     ===========
Net loss per common share -- basic and diluted     $     (0.30)    $     (0.04)  $     (0.06)    $     (0.03)
                                                   ===========     ===========   ===========     ===========

Weighted average number of common shares and
    common share equivalents                         5,704,107       5,554,709     5,700,489       5,212,185
                                                   ===========     ===========   ===========     ===========

CONSOLIDATED BALANCE SHEETS HIGHLIGHTS  (unaudited)

                                                           June 30,      December 31,
                                                             2004            2003
                                                         -----------     -----------
Cash and cash equivalents and certificate of deposit     $ 7,241,000     $ 8,628,000
                                                         ===========     ===========
Accounts and other receivables, net                      $ 4,556,000     $ 1,435,000
                                                         ===========     ===========
Inventories                                              $ 1,248,000     $        --
                                                         ===========     ===========
Film inventory, net                                      $11,757,000     $   660,000
                                                         ===========     ===========
Total assets                                             $31,930,000     $20,534,000
                                                         ===========     ===========

Current liabilities                                      $10,370,000     $ 2,625,000
                                                         ===========     ===========
Notes payable - long-term                                $ 4,523,000     $   523,000
                                                         ===========     ===========
Total stockholders' equity                               $17,037,000     $17,386,000
                                                         ===========     ===========

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AMERICAN VANTAGE COMPANIES


Date:  August 13, 2004                 By: /s/ Ronald J. Tassinari
                                           ------------------------------------
                                           Ronald J. Tassinari
                                           President and Chief Executive Officer